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                     1998 OUTSIDE DIRECTOR STOCK OPTION PLAN

                                       OF

                             ZBB ENERGY CORPORATION

                                    ARTICLE 1

                      Establishment and Purpose of the Plan

     1.1 Establishment of Plan. ZBB Energy Corporation (the "Corporation") hereby establishes the 1998 Outside Director Stock Option Plan of ZBB Energy Corporation (the "Plan"). The effective date of this Plan shall be July 3, 1998.

     1.2 Purpose of Plan. The purpose of the Plan is to promote the growth and development of the Corporation by providing the non-employee members of the Board of Directors of the Corporation (the "Outside Directors") with an opportunity to purchase shares of the Corporation's common stock (the "Common Stock") in gratitude for their past service to the Corporation and to serve as an incentive for them to advance the interests of the Corporation through future services.

                                   ARTICLE 11

                                Legal Compliance

     It is the intent of the Corporation that all options granted under this Plan (the "Options") shall be non-qualified stock options. It is the further intent of the Corporation that the Plan conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3, as the same shall be amended from time to time, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

                                   ARTICLE III

                                 Administration

     This Plan shall be administered by the Board of Directors of the Corporation (the "Board"); provided, however, that this Plan shall be administered in accordance with the provisions hereinafter set forth.

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                                   ARTICLE IV

                            Stock Subject to the Plan

     4.1 Aggregate Shares. The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted at any time under this Plan shall be four hundred thousand (400,000) shares.

     4.2 Availability. The shares of Common Stock to be issued or delivered upon the exercise of Options shall be made available, at the discretion of the Board, either from authorized but unissued shares or shares issued and reacquired by the Corporation.

     4.2 Nonacquired Shares. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not acquired thereunder shall again be available for Options to be granted under this Plan.

                                    ARTICLE V

                            Eligibility of Recipients

     Participation under this Plan will be limited to persons who are Outside Directors (the "Participants"). Options shall be awarded to the Participants under Article VI, below. Each Participant shall be notified in writing of his designation as a Participant and, in connection therewith, each Participant shall be required to execute an acknowledgment in the form attached hereto as Exhibit A.

                                   ARTICLE VI

                                 Grant of Option

     As of the date hereof, the Plan has three (3) Participants. Accordingly, Options are granted to the Participants as follows:

     Participant              Title         Number of Options Granted
     -----------              -----         -------------------------
1. Thomas G. Folliard   Member of Board              120,000

2. Richard A. Payne     Member of Board              120,000

3. Michael J. Palmer    Chairman of Board            160,000

     Notwithstanding the foregoing, if the Board appoints additional Outside Directors to serve on the Board and such Outside Directors become Participants hereunder, all Options granted pursuant to this Article VI which have not vested pursuant to the provisions of Article X hereof at the time such additional Outside Directors become Participants shall be reallocated so that each Participant (other than the Chairman of the Board) shall be granted that number of


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Options equal to the product of (a) the number of unvested Options times (b) a fraction, the numerator of which is equal to 0.9 and the denominator of which is equal to the total number of Participants. The Chairman of the Board shall be granted that number of Options equal to the difference between the total number of unvested Options and the number of Options granted to the other Participants. A reallocation of unvested Options pursuant to this Article VI shall take place at any time the number of Participants is increased or whenever the Participant occupying the office of Chairman of the Board changes.

                                   ARTICLE VII

                         Purchase Price of Option Shares

     The exercise price per share of Common Stock for each Option granted hereunder shall be $0.75.

                                  ARTICLE VIII

                             Payment of Option Price

     8.1 Notice of Exercise. A Participant electing to exercise an Option then exercisable shall give written notice to the Corporation of such election and of the number of shares of Common Stock such Participant has elected to purchase. An Option may be exercised at any time or times after the date such Option has vested in accordance with the terms of Article X hereof. An Option may be exercised with respect to all, or any portion of the shares of Common Stock subject to such Option. Written notice by a Participant of the exercise of an Option shall be irrevocable and shall bind such Participant to purchase, and require the Corporation to sell the shares for the consideration and in the manner specified in this Plan.

     8.2 Payment of Option Price. The exercise price of an Option shall be paid in full to the Corporation at the time of the exercise in cash or other immediately available funds or, by the offset of any undisputed, liquidated, non-contingent obligations then owed by the Corporation to the Participant, or subject to the approval of the Board, in whole or in part by any other lawful consideration.

     8.3 No Delivery Until Payment in Full. The Corporation shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any Option, in whole or in part, until payment in full of the purchase price therefor is received by the Corporation.

                                   ARTICLE IX

                                 Term of Option

     9.1 Expiration of Option. No Option shall be exercisable after it expires. Each Option shall expire upon the earlier of:


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          (a) the five (5) year anniversary of the date the Option vests pursuant to Article X hereof; or

          (b) the date stipulated in Paragraphs 9.2 or 9.3 in the case of a Participant whose membership of the Board ceases.

     9.2 Termination of Board Membership. In the case of a Participant whose membership on the Board is terminated by reason of death, Disability, or by the Board or the shareholders without Cause (all as hereinafter defined), or voluntarily by the Participant at the request of the Board or voluntarily after the Participant has attained age sixty-five (65) or such earlier age as may be approved by the Board, each Option shall expire as provided in Paragraph 9.1(a). For purposes hereof, the terms "Disability" and "Cause" shall be defined as follows:

          (a) The term "Disability" shall be determined pursuant to the Corporation's disability insurance plan, or if no such insurance plan is in effect, "Disability" shall be defined as the inability of the Participant to perform his normal duties as a member of the Board for a period of one hundred eight (180) consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating two hundred ten (210) days in any consecutive twelve
     (12) month period. A physical or mental disability shall be deemed to include the written direction by a physician that the Participant shall, for medical reasons, terminate or substantially reduce his services as a member of the Board. If there is any dispute as to whether the termination of the Participant's membership on the Board was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of make such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Corporation or the Participant. The Participant shall submit to such examination and provide such information that such physician may request. The determination of such physician as to the question of the Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement. A Disability shall be deemed to be continuing unless the Participant performs his regular duties as a member of the Board for a continuous period of three (3) months. For the purposes hereof, the date of Disability shall be the earlier of either (i) the date the Corporation and the Participant agree that the Participant is disabled or (ii) the expiration of the 180 or 210 day period, as applicable.

          (b) The term "Cause" shall be defined as the Participant's termination as a member of the Board upon the commission of any of the following:

               (i) The continued failure of the Participant to substantially perform his duties as a member of the Board (other than by reason of illness or Disability) after a demand for performance is delivered to the Participant that specifically identifies the manner in which the Corporation believes the Participant has failed to perform his duties, and the Participant fails to resume substantial performance of his duties within thirty (30) days of receiving such demand.


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               (ii) Use of alcohol or drugs by the Participant in such a manner as to interfere with the performance of the Participant's duties for the Corporation.

               (iii) Willful conduct by the Participant which is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

               (iv) Conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Board, is likely to have a material adverse effect upon the business or reputation of the Participant or the Corporation, or which substantially impairs the Participant's ability to perform his duties for the Corporation.

               (v) Breach by the Participant of any agreement with the Corporation concerning noncompetition or the confidentiality of trade secrets or proprietary or other information.

     9.3 Other Termination. In the case of a Participant where membership on the Board is terminated for any reason other than as set forth in Paragraph 9.2, above, each Option which has not vested in accordance with the provisions of
Article X hereof shall be immediately forfeited.

     9.4 Reallocation. Any Options forfeited pursuant to the provisions of this
Article IX shall be reallocated to the remaining Participants pursuant to the formula contained in Article VI hereof.

                                    ARTICLE X

                                     Vesting

     10.1 Limitation. Except as specifically provided in Paragraph 9.2, each Option granted under this Plan may be exercised only while a Participant is a member of the Board.

     10.2 Vesting. Each Option granted shall not be considered earned, vested or exercisable as of the date of such grant. Unless otherwise vested earlier or terminated pursuant to the provisions of the Plan, on January 2, 1999, and on the ensuing four (4) anniversaries of such date, twenty percent (20%) of the shares of Common Stock awarded pursuant to an Option shall become vested.

     10.3 Earlier Vesting. Notwithstanding the provisions of Paragraph 10.2., shares subject to an Option granted hereunder shall vest as follows:

          10.3.1 Private Placement. Twenty percent (20%) of the shares subject to an Option granted hereunder will be deemed fully vested upon the Corporation successfully entering into a private placement of its Common Stock to an Unrelated Purchaser (defined below) in one transaction or a series of transactions, which private placement results in proceeds to the Corporation of not less than Five Million Dollars ($5,000,000).


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          10.3.2 Sale of the Corporation. Twenty percent (20%) of the shares subject to an Option granted hereunder will be deemed fully vested upon the Sale of the Corporation to an Unrelated Purchaser (as hereinafter defined). "Sale of the Corporation" shall mean (i) a real to an Unrelated Purchases or Purchasers of more than fifty percent (50%) of all the outstanding shares of the Corporation's voting capital stock in a single transaction or in a series of related transactions, or (ii) a sale to an Unrelated Purchaser or Purchasers of substantially all of the assets of the Corporation in a single transaction or a series of related transactions. For purposes hereof, an "Unrelated Purchaser" shall be defined as any individual or entity other than, a shareholder of the spouse or issue of a shareholders of the Corporation, a corporation or other business enterprise in which the Corporation owns at least a majority of the outstanding shares entitled to vote for the Board of Directors, or in the case of a partnership or other unincorporated business, at least a majority of the capital interest in such enterprise or the right to receive at least a majority of the profits of such enterprise, or any corporation or other business enterprise which controls or is controlled by an entity which is under common control with any person or entity described in the preceding clauses.

          10.3.3. Termination of Board Membership. Twenty percent (20%) of the shares subject to an Option granted hereunder will be deemed fully vested if the Participant's membership on the Board is terminated by reason of death, Disability, by the Board or the shareholders without Cause or voluntarily by the Participant at the request of the Board or voluntarily after the Participant has attained age sixty-five (65).

                                   ARTICLE XI

                         Adjustments - Change in Shares

     In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, merger, or consolidation in which the Corporation is the surviving parent corporation, stock split, reverse stock split, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares for which Options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment to the exercise price per share.

                                   ARTICLE XII

                           Transferability of Options


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     An Option granted under the Plan may not be transferred except by will or by laws of descent and distribution and, except as specifically set forth herein, may be exercised during the lifetime of a Participant only by him or by his guardian or legal representative. The Option and any rights and privileges pertaining thereto shall not, except as described above, be transferred, assigned, pledged or hypothecated by him in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, a Participant may, during his lifetime, transfer an Option to a member or members of a group consisting of his issue or a trust consisting of his issue created for the primary benefit of himself or his issue (a "Permitted Transferee"), provided, however, that all provisions of this Plan, including those relating to forfeiture, expiration and vesting of options shall continue to apply to such Permitted Transferee and provided further that any such Permitted Transferee shall agree to be bound by the terms of this Plan by executing an acknowledgment substantially in the form of Exhibit A hereto.

                                  ARTICLE XIII

                                Withholding Taxes

     Pursuant to applicable federal and state laws, the Corporation may be required to collect withholding taxes upon the exercise of an Option granted under the Plan. The Corporation may require, as a condition to the exercise of an Option, that the Participant concurrently pay to the Corporation (either in cash or, at the request of the Participant, but in the discretion of the Board and subject to such rules and regulations as the Board may adopt from time to time, in shares of the Corporation's Common Stock) the entire amount or a portion of any taxes which the Corporation is required to withhold, in such amount as the Board or the Corporation in its discretion may determine.

                                   ARTICLE XIV

                                 Administration

     14.1 The Board. The Board shall have the authority to establish, adopt or revise such rules and regulations as it deems necessary or appropriate for administration of the Plan, provided that such rules and regulations are not inconsistent with the provisions or original intent of the Plan.

     14.2 Amendment or Discontinuance. The Board may, at any time, without the approval of the stockholders of the Corporation, alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the Participant or holder, make any alteration which would adversely affect an Option previously granted under the Plan.

     14.3 Determinations of the Board. All determinations of the Board, irrespective of their character or nature, but not limited to, all questions of construction and interpretation of the Plan, shall be final, finding and conclusive upon all parties.


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     14.4 Advice of Counsel. The Corporation and the Board may each consult with legal counsel with respect to their obligations and duties hereunder or with respect to any action or proceeding or any other question of law and shall not be liable for any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     14.5 Books and Records. The Secretary of the Corporation shall be responsible for maintaining the books and records for the Plan. Such books and records shall only be open for examination by a Participant or his duly designated beneficiary.

     14.6 No Personal Liability. Neither the Board, any member thereof, the Corporation or any other person who is acting on behalf of the Board, any member thereof, or the Corporation shall be liable for any act or failure to act hereunder except for gross negligence or fraud.

                                   ARTICLE XV

                 Certain Rights and Obligations of Participants

     Copies of Plan. Each Participant shall be entitled to receive a copy of the Plan upon his designation as a Participant.

                                   ARTICLE XVI

                                 Indemnification

     Each person who is a member of the Board shall be indemnified and held harmless by the Corporation against and for any loss, cost, liability or expense that may be imposed upon him or reasonable incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handled and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person shall be entitled under the Corporation's Articles of Incorporation or By-laws or as a matter of law or otherwise or any power that the Corporation may have to indemnify him and hold him harmless.

                                  ARTICLE XVII

                                  Miscellaneous

     17.1 Expenses. All expenses of administering the Plan shall be paid by the Corporation, except as expressly provided herein to the contrary.


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     17.2 Governing Law. The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Wisconsin.

     17.3 Use of Words. Wherever the context so requires, words in the masculine gender include the feminine and words in the feminine include the masculine, and the definition of any terms in the singular may include the plural and the plural may include the singular.

     17.4 Binding Effect. In consideration of the benefits conferred hereunder, each Participant shall be conclusively presumed to have agreed to be bound by all of the terms and conditions of the Plan as presently constituted and as it may be amended from time to time.

     17.5 Independence of Plan. It is intended that the Plan be construed and administered independent of any or all other employee benefit plans, fringe benefit programs or compensation arrangements of the Corporation. Accordingly, except as otherwise determined by the Board, neither the Plan nor any of the benefits payable hereunder shall be construed, administered or considered so as to have any effect on any existing or future pension, profit sharing, incentive compensation or other employee benefit program or plan of the Corporation and no such program or plan of the Corporation shall be construed or administered to have any effect on the Plan.


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                                    EXHIBIT A

                          ACKNOWLEDGMENT OF PARTICIPANT

     The undersigned hereby acknowledges receipt of notice that he has been selected as a Participant in the 1998 Outside Director Stock Option Plan of ZBB Energy Corporation. In connection therewith, the undersigned acknowledges that he has received and reviewed a copy of the Plan, and he agrees to be bound by the terms and conditions thereof.

     IN WITNESS WHEREOF, the undersigned has executed this Acknowledgment as of the _____ Day of ___________, 1998.


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